Exhibit 99
PRESS RELEASE
FOR IMMEDIATE RELEASE
OM GROUP ANNOUNCES RESULTS FOR 2009 FIRST QUARTER
CLEVELAND — May 7, 2009 — OM Group, Inc. (NYSE: OMG) today announced financial results for its first quarter ended March 31, 2009.
First-quarter summary:
•	Net sales fell 60 percent as lower cobalt prices resulted in lower product selling prices in Advanced Materials and Advanced Organics, and the global economic slowdown led to a sharp decline in end-market demand.

•	Net loss attributable to OM Group, Inc. common shareholders of $0.27 per diluted share included discrete income tax expenses of $0.07 per diluted share, a non-cash lower of cost or market inventory charge of $0.17 per diluted share, and a non-cash net goodwill impairment charge of $0.09 per diluted share.

•	Cash flow from operating activities was $36.6 million, aided largely by lower net working capital, resulting in a cash balance at the end of the quarter of $272.4 million.
Net sales for the first quarter of 2009 were $191.7 million compared with $480.8 million in the corresponding period of 2008. Lower commodity prices, especially cobalt, resulted in lower selling prices for Advanced Materials and Advanced Organics. Additionally, the slowdown in global economic activity led to lower demand across all end markets, resulting in significantly lower sales volumes.
Net loss attributable to OM Group, Inc. in the first quarter of 2009 was $8.3 million, or $0.27 per diluted share, compared with net income attributable to OM Group, Inc. of $55.2 million, or $1.81 per diluted share in the first quarter of last year. Included in the 2009 period is a non-cash inventory charge of $6.6 million, or $0.17 per diluted share, to reduce the carrying value of certain inventory to market value; discrete items impacting income tax expense of $2.0 million, or $0.07 per diluted share; and a non-cash charge of $2.6 million, or $0.09 per diluted share, for net goodwill impairment.
“As expected, conditions in our end markets were extremely challenging during the first quarter of 2009,” said Joseph M. Scaminace, chairman and chief executive officer. “Despite our quick and decisive action to enhance profitability — including eliminating 2009 salary increases where permitted, reducing headcount, reprioritizing capital projects and cutting discretionary spending across the company — we were unable to fully offset the negative impact of significantly lower volumes and prices on our revenues and earnings during the quarter.
“Even with this difficult business climate, we were able to achieve sequential improvement in operating margins and positive cash flow from our operations through the determined execution of our business plan,” said Scaminace. “These improvements enhance financial flexibility for us heading into the second quarter.”
Gross profit fell to $26.6 million, or 13.9 percent of sales, in the first quarter of 2009 versus $136.7 million, or 28.4 percent of sales, in the comparable 2008 quarter. The decline was attributable primarily to lower selling prices and lower volumes. Included in the 2009 period was an inventory charge of $6.6 million to reduce the carrying value of certain inventory to market value.

Selling, general and administrative (SG&A) expenses decreased to $34.9 million, or 18.2 percent of sales, in the first quarter of 2009 compared with $42.0 million, or 8.7 percent of sales, in the first quarter of 2008. Included in the 2009 period is a goodwill impairment charge of $6.8 million to write-off all of the goodwill associated with Advanced Organics, partially offset by a $4.1 million adjustment to finalize the estimated goodwill impairment charge taken in the fourth quarter of 2008 for Ultra Pure Chemicals.
Operating loss in the first quarter of 2009 was $10.9 million compared with operating profit of $94.6 million in the prior-year period, driven primarily by the decline in gross profit.
Loss from continuing operations attributable to OM Group, Inc. was $8.5 million, or $0.28 per diluted share, in the first quarter of 2009, compared with income from continuing operations attributable to OM Group, Inc. of $55.6 million, or $1.82 per diluted share, in the first quarter of 2008.
Income tax in the first quarter of 2009 included discrete tax expenses totaling $5.9 million related to the joint venture in the Democratic Republic of Congo. The impact of this expense on net loss was $3.2 million, after deducting the minority partners’ share. This expense was partially offset by a $1.2 million benefit for the reversal of a liability in France. The net impact of all discrete tax items on net loss attributable to OM Group, Inc. was $2.0 million, or $0.07 per diluted share.
Net cash provided by operating activities in the first quarter of 2009 was $36.6 million compared with use of cash of $53.7 million in the first quarter of 2008. The increase was the result of lower net working capital.
BUSINESS SEGMENT RESULTS
Advanced Materials
In the first quarter of 2009, net sales for the Advanced Materials segment were $108.9 million compared with $332.4 million in the first quarter of last year. The decrease was driven by lower product selling prices due to a decrease in the cobalt reference price and lower sales volumes. Excluding metal resale and copper by-product sales, volume fell 19 percent in the first quarter of 2009 compared with the same quarter last year.
First-quarter operating profit for the segment was $6.4 million, or 5.9 percent of sales, compared with $95.3 million, or 28.7 percent of sales, in the prior-year quarter. The decline in cobalt prices and lower sales volumes led to the decline in profitability. For the 2009 first quarter, cobalt prices averaged $13.37 per pound compared with $20.81 per pound during the fourth quarter of 2008 and $46.19 per pound during the first quarter of 2008. The current period includes an inventory charge of $3.3 million to reduce the carrying value of certain inventory to market value. The first quarter of 2008 was favorably impacted by a $5.8 million unrealized gain on cobalt forward purchase contracts.
Specialty Chemicals
Net sales from the Specialty Chemicals segment were $83.0 million in the first quarter of 2009 compared with $149.1 million in the same quarter last year, driven by lower volumes, unfavorable foreign currency and lower selling prices.
Operating loss was $8.0 million in the first quarter of 2009 compared with operating profit of $8.5 million in the prior-year quarter. The decline was primarily attributable to lower volume, a $3.3 million inventory charge to reduce the carrying value of certain inventory to market value, and net goodwill impairment charges of $2.6 million.

OUTLOOK
“We have seen some encouraging signs and positive data points, including sequential demand improvements in the months of March and April for some of our end markets,” said Scaminace. “However, there is still tremendous uncertainty in the markets we serve, and we don’t expect that to change anytime soon.”
While the company expects demand will show modest improvements compared with the first quarter, visibility remains limited. Profitability enhancement initiatives, both announced and under consideration, will help to maintain or improve margins and strengthen future results. Additionally, absent a rapid increase in cobalt prices, the company anticipates cash flow from operations should continue to be positive.
Scaminace said that the company will remain vigilant in maximizing shareholder value through ongoing advancement of its growth strategy. “Our financial strength affords us the opportunity to benefit from unique market opportunities that current global economic conditions create, including taking additional market share from competition or acquiring attractively valued assets.”
WEBCAST INFORMATION
OM Group has scheduled a conference call and live audio broadcast on the Web for 10 a.m. Eastern time today. Investors may access the live audio broadcast by logging on to www.omgi.com. A copy of management’s presentation materials will be available on OMG’s Web site at the time of the call. The company recommends visiting the Web site at least 15 minutes prior to the webcast to download and install any necessary software. A webcast audio replay will be available on the “Investor Relations — Presentations” page of the company’s Web site three hours after the call.
ABOUT OM GROUP, INC.
OM Group, Inc. is a diversified global developer, producer and marketer of value-added specialty chemicals and advanced materials that are essential to complex chemical and industrial processes. Key technology-based end-use applications include affordable energy, portable power, clean air, clean water, and proprietary products and services for the microelectronics industry. Headquartered in Cleveland, Ohio, OM Group operates manufacturing facilities in the Americas, Europe, Asia and Africa. For more information, visit the company’s Web site at http://www.omgi.com/.
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For more information, contact: Troy Dewar, director, investor relations, at +1-216-263-7765.
FORWARD-LOOKING STATEMENTS
The foregoing discussion may include forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions and are subject to uncertainties and factors relating to the company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the company. These uncertainties and factors could cause actual results of the company to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. Such uncertainties and factors include: the potential impact that the recent global economic and financial market crisis may have on our business and operations, including future goodwill impairments; the direction and pace of our strategic transformation, including identification of and the ability to finance potential acquisitions; the operation of our critical business facilities without interruption; the speed and sustainability of price changes in cobalt; the potential for lower of cost or market write-downs of the carrying value of inventory necessitated by decreases in the market price of cobalt or the selling prices of the Company’s finished products; the availability of competitively priced supplies of raw materials, particularly cobalt; the demand for metal-based specialty chemicals and products in the Company’s markets; the impact of environmental regulations on our operating facilities and the impact of new or changes to current environmental, health and safety laws on our products and their use by our customers; the effect of fluctuations in currency exchange rates on the Company’s international operations; the effect of non-currency risks of investing and conducting operations in foreign countries, including political, social, economic and regulatory factors; the effect of changes in domestic or international tax laws; and the general level of global economic activity and demand for the Company’s products.

OM Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets

	March 31,	December 31,
(In thousands)	2009	2008
ASSETS:
Current assets
Cash and cash equivalents	$272,372	$244,785
Accounts receivable, less allowances	105,557	130,217
Inventories	276,066	306,128
Refundable and prepaid income taxes	47,906	55,059
Other current assets	41,525	59,227

Total current assets	743,426	795,416

Property, plant and equipment, net	238,560	245,202
Goodwill	262,214	268,677
Intangible assets	84,745	84,824
Notes receivable from joint venture partner, less allowance	13,915	13,915
Other non-current assets	26,106	26,393

Total assets	$1,368,966	$1,434,427

LIABILITIES:
Current liabilities
Current portion of long-term debt	$75	$80
Accounts payable	61,530	89,470
Accrued income taxes	11,795	17,677
Accrued employee costs	19,663	31,168
Other current liabilities	20,709	21,074

Total current liabilities	113,772	159,469

Long-term debt	25,983	26,064
Deferred income taxes	28,337	26,764
Other non-current liabilities	43,868	44,052

Total liabilities	211,960	256,349

EQUITY:
Total OM Group, Inc. stockholders’ equity	1,113,127	1,130,649
Noncontrolling interest	43,879	47,429

Total equity	1,157,006	1,178,078

Total liabilities and equity	$1,368,966	$1,434,427

OM Group, Inc. and Subsidiaries
Unaudited Condensed Statements of Consolidated Operations

	Three Months Ended March 31,
(In thousands, except per share data)	2009	2008
Net sales	$191,706	$480,795
Cost of products sold	165,091	344,129

Gross profit	26,615	136,666
Selling, general and administrative expenses	34,858	42,032
Goodwill impairment, net	2,629

Operating profit (loss)	(10,872)	94,634
Other income (expense):
Interest expense	(296)	(360)
Interest income	297	466
Foreign exchange gain	1,081	646
Other income (expense), net	(50)	90

	1,032	842

Income (loss) from continuing operations before income tax expense	(9,840)	95,476
Income tax expense	(2,249)	(27,145)

Income (loss) from continuing operations, net of tax	(12,089)	68,331
Income (loss) from discontinued operations, net of tax	264	(369)

Consolidated net income (loss)	(11,825)	67,962
Net (income) loss attributable to the noncontrolling interest	3,548	(12,742)

Net income (loss) attributable to OM Group, Inc.	$(8,277)	$55,220

Earnings per common share — basic:
Income (loss) from continuing operations attributable to OM Group, Inc. common shareholders	$(0.28)	$1.85
Income (loss) from discontinued operations attributable to OM Group, Inc. common shareholders	0.01	(0.01)

Net income (loss) attributable to OM Group, Inc. common shareholders	$(0.27)	$1.84

Earnings per common share — assuming dilution:
Income (loss) from continuing operations attributable to OM Group, Inc. common shareholders	$(0.28)	$1.82
Income (loss) from discontinued operations attributable to OM Group, Inc. common shareholders	0.01	(0.01)

Net income (loss) attributable to OM Group, Inc. common shareholders	$(0.27)	$1.81

Weighted average shares outstanding
Basic	30,187	30,074
Assuming dilution	30,187	30,460

Amounts attributable to OM Group, Inc. common shareholders:
Income (loss) from continuing operations, net of tax	$(8,541)	$55,589
Income (loss) from discontinued operations, net of tax	264	(369)

Net income (loss)	$(8,277)	$55,220

OM Group, Inc. and Subsidiaries
Unaudited Condensed Statements of Consolidated Cash Flows

	Three Months Ended March 31,
(In thousands)	2009	2008
Operating activities
Consolidated net income (loss)	$(11,825)	$67,962
Adjustments to reconcile consolidated net income (loss) to net cash provided by (used for) operating activities:
(Income) loss from discontinued operations	(264)	369
Depreciation and amortization	13,290	13,365
Share-based compensation expense	1,700	2,231
Tax deficiency (excess tax benefit) from exercise/vesting of share awards	420	(23)
Foreign exchange gain	(1,081)	(646)
Q1 2009 Goodwill impairment charge	6,768	—
Q4 2008 Goodwill impairment charge adjustment	(4,139)	—
Unrealized gain on cobalt forward purchase contracts	—	(5,782)
Interest income received from consolidated joint venture partner	—	3,776
Other non-cash items	3,972	(2,753)
Changes in operating assets and liabilities
Accounts receivable	24,930	(59,656)
Inventories	30,062	(86,921)
Accounts payable	(27,939)	33,080
Other, net	712	(18,652)

Net cash provided by (used for) operating activities	36,606	(53,650)

Investing activities
Expenditures for property, plant and equipment	(5,590)	(6,725)
Proceeds from loans to consolidated joint venture partner	—	4,514
Acquisitions	—	(3,375)
Expenditures for software	(663)	(601)

Net cash used for investing activities	(6,253)	(6,187)

Financing activities
Payments of revolving line of credit and long-term debt	(20)	(23,046)
Borrowings from revolving line of credit	—	70,000
Distributions to joint venture partners	—	(14,934)
Payment related to surrendered shares	(372)	—
Proceeds from exercise of stock options	—	818
(Tax deficiency) excess tax benefit from exercise/vesting of share awards	(420)	23

Net cash provided by (used for) financing activities	(812)	32,861

Effect of exchange rate changes on cash	(1,954)	1,679

Cash and cash equivalents
Increase (decrease) in cash and cash equivalents	27,587	(25,297)
Balance at the beginning of the period	244,785	100,187

Balance at the end of the period	$272,372	$74,890

OM Group, Inc. and Subsidiaries
Unaudited Segment Information

	Three Months Ended March 31,
(In thousands)	2009	2008
Net Sales
Advanced Materials	$108,944	$332,385
Specialty Chemicals	83,009	149,114
Intersegment items	(247)	(704)

	$191,706	$480,795

Operating profit (loss)
Advanced Materials	$6,398	$95,319
Specialty Chemicals	(7,978)	8,454
Corporate	(9,292)	(9,439)
Intersegment items	—	300

	$(10,872)	$94,634

OM Group, Inc. and Subsidiaries
Non-GAAP Financial Measure

	Three months ended		Three months ended
	March 31, 2009		March 31, 2008
(in thousands, except per share data)	$	Diluted EPS	$	Diluted EPS
Net income (loss) attributable to OM Group, Inc. — as reported	$(8,277)	$(0.27)	$55,220	$1.81

Less:
Total income (loss) from discontinued operations	264	0.01	(369)	(0.01)

Income (loss) from continuing operations attributable to OM Group, Inc. — as reported	$(8,541)	$(0.28)	$55,589	$1.82

Special items — income (expense):
Q1 2009 Goodwill impairment charge	(6,768)	(0.22)	—	—
Q4 2008 Goodwill impairment charge adjustment	4,139	0.14	—	—
Q1 2009 Discrete tax items	(2,031)	(0.07)		—
REM — inventory step-up (COGS), net of tax	—	—	(1,222)	(0.04)
Tax assessment in Canada	—	—	(1,013)	(0.03)

Income (loss) from continuing operations attributable to OM Group, Inc. — as adjusted for special items	$(3,881)	$(0.13)	$57,824	$1.90

Weighted average shares outstanding — diluted		30,187		30,460
Use of Non-GAAP Financial Information:
“Income (loss) from continuing operations attributable to OM Group, Inc. — as adjusted for special items” is a non-GAAP financial measure that the Company’s management has used as an important metric in evaluating the performance of the Company’s business for 2009. The above table presents a reconciliation of the Company’s GAAP results, as reported (both net income (loss) attributable to OM Group, Inc. and income (loss) from continuing operations attributable to OM Group, Inc.), to its non-GAAP results after adjusting for the special items shown. The Company believes that the non-GAAP financial measure presented in the above table facilitates a comparative assessment of the Company’s operating performance by its management. In addition, the Company believes that this non-GAAP financial measure will enhance investors’ understanding of the performance of the Company’s operations during 2009 and of the comparability of the 2009 results to the results of prior periods.